Exhibit 1.1

2,000,000 Shares

NEXPOINT REAL ESTATE FINANCE, INC.

Common Stock

UNDERWRITING AGREEMENT

August 18, 2021

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

As Representative of the Several Underwriters

listed on Schedule I hereto

Ladies and Gentlemen:

NexPoint Real Estate Finance, Inc., a Maryland corporation (the “Company”), which is externally managed and advised by NexPoint Real Estate Advisors VII, L.P., a Delaware limited partnership (the “Manager”), and NexPoint Real Estate Finance Operating Partnership, L.P., a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), propose, subject to the terms and conditions stated herein, that the Company will issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 2,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The aggregate 2,000,000 shares of Common Stock to be purchased from the Company are called the “Firm Shares.” In addition, the Company has granted to the Underwriters, upon the terms and conditions stated herein, an option to purchase up to an additional 300,000 shares of Common Stock (the “Additional Shares”).

The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the “Shares.” Raymond James & Associates, Inc. is acting as the representative of the several Underwriters and in such capacity is referred to in this Agreement as the “Representative.” The shares of Common Stock to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock.”

The Company and the Underwriters agree that up to 50,000 of the Firm Shares to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale at the initial public offering price per Share by the Underwriters to certain persons designated by the Company (the “Invitees”), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The Company solely determined, without any direct or indirect participation by the Underwriters, the Invitees who will purchase Reserved Securities (including the amount of Reserved Securities to be purchased by such Invitees) sold by the Underwriters. To the extent that such Reserved Securities are not orally confirmed for purchase by the Invitees by 9:00 a.m., New York City time, on the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

The Company wishes to confirm as follows its agreement with you and the other several Underwriters, on whose behalf you are acting as the Representative, in connection with the issuance and sale of the Shares by the Company and the purchase by the Underwriters.

1. Registration Statement and Prospectus. The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (collectively with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) thereunder, the “Securities Act”), with the Commission a shelf registration statement on Form S-3 (File No. 333-251854), including a base prospectus (the “Base Prospectus”), relating to certain securities, including the Shares, to be issued from time to time by the Company. Such shelf registration statement, including the financial statements, exhibits and schedules thereto and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), as amended by any post-effective amendment to the date of this Agreement is referred to in this Agreement as the “Registration Statement”. Any preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof and is used prior to filing of the Prospectus (as defined below) is referred to in this Agreement, together with the Base Prospectus, as a “Preliminary Prospectus.” The term “Prospectus” shall mean the prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Securities Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares. “Time of Sale” shall mean 8:35 a.m., New York, New York time, on August 18, 2021. “Time of Sale Information” shall mean the Preliminary Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, listed on Schedule II-1 hereto, together with the pricing information identified in Schedule II-2 hereto and all other information identified on Schedule II-2 hereto. All references in this Agreement to the Registration Statement, a Preliminary Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System.

2. Agreements to Sell and Purchase. Upon the terms and conditions set forth herein, the Company hereby agrees to issue and sell an aggregate of 2,000,000 Firm Shares to the Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite such Underwriter’s name in Schedule I hereto at a purchase price equal to $20.055 per Share (the “Purchase Price per Share”); provided, however, that any Reserved Securities confirmed for purchase by the Invitees shall be purchased from the Company at a purchase price of $21.00 per Share. The Company will not be obligated to deliver any of the Firm Shares except upon payment for all the Firm Shares to be purchased as provided herein.

The Company hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Company up to the Additional Shares at the Purchase Price per Share, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriter as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares. The option to purchase Additional Shares may be exercised at any time within 30 days after the date of the Prospectus.

3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell the Shares to or through any affiliate of an Underwriter.

Not later than 12:00 p.m., New York, New York time, on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall request.

4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Hunton Andrews Kurth LLP, 2200 Pennsylvania Avenue, NW, Washington, DC 20037 at 10:00 a.m., New York, New York time, on August 20, 2021, or such other place, time and date not later than 1:30 p.m., New York, New York time, on the second business day thereafter as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Representative and the Company. The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 13 hereof.

Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Hunton Andrews Kurth LLP, 2200 Pennsylvania Avenue, NW, Washington, DC 20037, at 10:00 a.m., New York, New York time, on such date or dates (the “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Representative on behalf of the Underwriters to the Company, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Shares as to which the Underwriters are exercising the option and (ii) the names and denominations in which the Additional Shares are to be registered. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between the Representative and the Company.

Delivery of the Firm Shares and any Additional Shares to be purchased hereunder shall be made through the facilities of The Depository Trust Company against payment of the purchase price therefor by wire transfer of immediately available funds to an account or accounts specified in writing, not later than the close of business on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be, by the Company. Payment for the Shares sold by the Company hereunder shall be delivered by the Representative to the Company.

It is understood that the Representative has been authorized, for its own account and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the Purchase Price per Share for the Firm Shares and the Additional Shares, if any, that the Underwriters have agreed to purchase. The Representative individually and not as the representative of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

5. Covenants and Agreements of the Company. The Company covenants and agrees with the several Underwriters as follows:

(a) The Company will advise you promptly and, if requested by you, will confirm such advice in writing (i) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed, (iii) of the receipt of any comments of the Commission relating to the Registration Statement, or any request by the Commission for amendments or supplements to the Registration Statement or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period beginning at the execution and delivery of this Agreement and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or a dealer, of any change in the condition (financial or otherwise), business, prospects, properties, assets, net worth or results of operations of the Company or any subsidiaries thereof, taken as a whole, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433. As used in this Agreement, “subsidiaries” shall mean all of the wholly-owned and partially-owned direct and indirect subsidiaries of the Company.

(b) The Company will furnish to you upon request, without charge, a photocopy of the signed original of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

(c) Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus (other than as either of them may be deemed to be amended or supplemented due to the filing of any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, except for any Current Reports on Form 8-K or other filings under the Exchange Act relating specifically to the offering contemplated hereby), whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriter reasonably object. The Company consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other law, the Company will forthwith prepare and, subject to Section 5(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(d) If this Agreement shall terminate or shall be terminated after execution pursuant to Section 11 or Section 14 (other than clauses (ii), (iv) or (v) of Section 14), the Company agrees to reimburse you and the other Underwriters for all reasonable out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.

(e) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(f) For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus (the “Lock-Up Period”), the Company will not, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise dispose of, directly or indirectly (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) (collectively, a “Disposition”) any shares of Common Stock or any securities convertible into or exercisable or exchangeable for or repayable with Common Stock, other than (1) the registration, offer and sale of the Shares contemplated hereunder, (2) the granting of equity awards pursuant to the terms of the Company’s 2020 Long Term Incentive Plan and the issuance of shares of Common Stock upon the vesting of equity awards outstanding on the date of this Agreement made pursuant to the terms of the Company’s 2020 Long Term Incentive Plan or (3) the issuance of shares of Common Stock in connection with the redemption of common units of the Operating Partnership and the amendment and restatement of the Operating Partnership limited partnership agreement as described in the Time of Sale Information, provided that any Disposition of such shares of Common Stock shall be subject to the restrictions described in this Section 5(f) during the Lock-Up Period; (ii) enter into any swap or other transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; (iii) file or cause to be filed a registration statement with the Commission, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company; or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative , and to cause each officer, director and stockholder of the Company set forth on Schedule III hereto to furnish to the Representative, on or prior to the date of this Agreement, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(g) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(h) The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the Time of Sale Information and the Prospectus.

(i) The Company will use its best efforts to continue to meet the qualifications for taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) unless the Company’s Board of Directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to so qualify or to be so qualified.

(j) The Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined in Rule 405 under the Securities Act) or other offering materials in connection with the offering or sale of the Shares, other than the Time of Sale Information and the Prospectus.

(k) The Company will promptly notify the Representative if the Company ceases to be an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”) at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the 60-day restricted period referred to in Section 5(f) hereof.

6. Covenants of the Manager.

(a) The Manager covenants with each Underwriter and with the Company that, during the period when a prospectus is required (or but for the exception afforded by Rule 172 under the Securities Act would be required) to be delivered under the Securities Act, it shall notify the Representative and the Company of the occurrence of any material events respecting the Manager’s activities, affairs or condition, financial or otherwise, and the Manager will forthwith supply such information to the Company as shall be necessary in the opinion of counsel to the Company and the Underwriters for the Company to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

7. Representations and Warranties of the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a) The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission.

(b) At the time of initial filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, on the date hereof and on the Closing Date or the Additional Closing Date, the Company was not, is not and will not be an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(c) The Registration Statement and the Preliminary Prospectus conformed, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects on the date hereof and on the Closing Date or the Additional Closing Date, as applicable, to the requirements of the Securities Act. The Preliminary Prospectus conformed, and the Prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act will conform in all material respects to the requirements of the Securities Act.

(d) The Registration Statement did not, as of its effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 15 hereof.

(e) The Prospectus will not, as of its date and on the Closing Date or the Additional Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 15 hereof.

(f) Any documents incorporated by reference into the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 (the “Incorporated Documents”) heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(g) The Time of Sale Information does not, and will not at the Time of Sale, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 15 hereof.

(h) Each Issuer Free Writing Prospectus (including, without limitation, any “road show” (as defined in Rule 433 under the Securities Act) that is a free writing prospectus under Rule 433 under the Securities Act), when considered together with the Time of Sale Information at the Time of Sale, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied with all of its prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act. The Company has taken all actions necessary so that any road show in connection with the offering of the Shares will not be required to be filed pursuant to the Securities Act.

(j) The capitalization of the Company as of June 30, 2021 is as set forth in the financial statements incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus. All the outstanding shares of capital stock of the Company have been, and as of the Closing Date and the Additional Closing Date, as the case may be, will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights, except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus; except as described in the Time of Sale Information and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against full payment therefor in accordance with the terms hereof will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company conforms to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto).

(k) Each of the Company, the Operating Partnership and their subsidiaries is duly formed or organized and validly existing as a corporation, limited liability company, limited partnership or other organization in good standing under the laws of the jurisdiction of its incorporation, formation or organization with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition, business, properties, assets, net worth, results of operations or prospects of the Company, the Operating Partnership and their subsidiaries, taken as a whole (financial or otherwise) (a “Material Adverse Effect”).

(l) The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including the issuance and sale of the Shares and the use of proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”), and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken.

(m) The Shares to be purchased by the Underwriters pursuant to this Agreement have been duly authorized for issuance, sale and delivery and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the issuance of such Shares will not be subject to any preemptive, co-sale right, registration right, right of first refusal or similar rights.

(n) All of the issued and outstanding shares of the Common Stock and the Company’s 8.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”): (i) have been duly authorized and validly issued, are fully paid and nonassessable and (ii) have been issued in compliance with federal and state securities laws.

(o) All of the issued and outstanding common units and Series A Preferred Units of the Operating Partnership (collectively, the “OP Units”) have been duly authorized for issuance by the Operating Partnership and its general partner and validly issued. The terms of the OP Units conform in all material respects to the descriptions related thereto in the Registration Statement, the Time of Sale Information and the Prospectus. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus: (i) no OP Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any OP Units and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other securities of the Operating Partnership. Any prior offers and sales of the OP Units described in the Registration Statement, the Time of Sale Information and the Prospectus, have been offered and sold in transactions exempt from the registration requirements of the Securities Act, the applicable rules and regulations of the Commission thereunder and applicable state securities, real estate syndication and Blue Sky laws. None of the OP Units were issued in violation of the preemptive or other similar rights of any holder of the Operating Partnership.

(p) With respect to stock options, share awards (including restricted common stock and restricted stock units), stock appreciation rights, dividend equivalent rights, performance awards, annual incentive cash awards and/or other equity-based awards (the “Equity Incentive Awards”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries, including without limitation the Company’s 2020 Long Term Incentive Plan (the “Company Stock Plans”), (i) each Equity Incentive Award intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of an Equity Incentive Award was duly authorized no later than the date on which the grant of such Equity Incentive Award was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Securities Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (“NYSE”) and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with generally accepted accounting principles in the United States applied on a consistent basis in the financial statements (including the related notes) of the Company and disclosed in filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Equity Incentive Awards prior to, or otherwise coordinating the grant of Equity Incentive Awards with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(q) All of the issued and outstanding units (“Subsidiary OP Units”) of NREF OP I, LP, NREF OP II, LP and NREF OP IV, LP (collectively, the “Subsidiary Partnerships”) have been duly authorized for issuance by the Subsidiary Partnerships and their general partner and validly issued. The terms of the Subsidiary OP Units conform in all material respects to the descriptions related thereto in the Registration Statement, the Time of Sale Information and the Prospectus. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus: (i) no Subsidiary OP Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any Subsidiary OP Units and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Subsidiary OP Units or any other securities of the Subsidiary Partnerships. Any prior offers and sales of the Subsidiary OP Units described in the Registration Statement, the Time of Sale Information and the Prospectus, have been offered and sold in transactions exempt from the registration requirements of the Securities Act, the applicable rules and regulations of the Commission thereunder and applicable state securities, real estate syndication and Blue Sky laws. None of the Subsidiary OP Units were issued in violation of the preemptive or other similar rights of any holder of the Subsidiary Partnerships.

(r) There are no legal or governmental proceedings pending or, to the best knowledge of the Company and the Operating Partnership, threatened, against the Company, the Operating Partnership or their subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there are no actions, suits, inquiries, proceedings or investigations by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company and the Operating Partnership, threatened, against or involving the Company, the Operating Partnership or their subsidiaries, which might individually or in the aggregate reasonably be expected to have a Material Adverse Effect or prevent or adversely affect the transactions contemplated by this Agreement, nor to the knowledge of the Company and the Operating Partnership, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as required by the Securities Act. All such contracts to which the Company, the Operating Partnership or any of their subsidiaries is a party have been duly authorized, executed and delivered by the Company, the Operating Partnership or the applicable subsidiary, constitute valid and binding agreements of the Company, the Operating Partnership or the applicable subsidiary and are enforceable against the Company, the Operating Partnership or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. None of the Company, the Operating Partnership or the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company, the Operating Partnership or the applicable subsidiary under any of such contracts.

(s) None of the Company, the Operating Partnership or any of their subsidiaries is (i) in violation of (A) its articles of incorporation or bylaws, or other organizational documents, (B) any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company, the Operating Partnership or any of their subsidiaries, or (C) any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over the Company, the Operating Partnership or any of their subsidiaries, except, in the case of (B) and (C), for violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, contract, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which any of their properties may be bound, except for such defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company, the Operating Partnership or any of their subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default, except for such events of default which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) The Company’s execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company and this Agreement has been duly executed and delivered by the Company.

(u) The Operating Partnership’s execution and delivery of this Agreement and the performance by the Operating Partnership of its obligations under this Agreement have been duly and validly authorized by the Operating Partnership and this Agreement has been duly executed and delivered by the Operating Partnership.

(v) The Company’s execution and delivery of each of the Management Agreement, dated February 6, 2020 between the Company and the Manager (the “Management Agreement”), and the First Amendment thereto, dated as of July 17, 2020 between the Company and the Manager (together, the “Amended Management Agreement”), and the performance by the Company of its obligations under the Amended Management Agreement have been duly and validly authorized by the Company and the Amended Management Agreement has been duly executed and delivered by the Company. The Amended Management Agreement remains in full force and effect and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(w) None of the issuance and sale of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company and the Operating Partnership nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Securities Act, the listing of the Shares for trading on the NYSE, and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for clearance by FINRA of the underwriting terms of the offering contemplated hereby as required under FINRA’s Rules of Fair Practice), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s articles of incorporation or the Company’s bylaws or the certificate of formation or limited partnership agreement of the Operating Partnership, (iii) constitutes or will constitute a breach of, or a default under, any agreement, contract, indenture, lease or other instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which any of its properties may be bound, (iv) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company, the Operating Partnership or any of their subsidiaries or any of their properties, or (v) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except, with respect to clauses (i), (iii), (iv) and (v), such conflicts, breaches, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any of their subsidiaries.

(x) Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, none of the Company, the Operating Partnership or any of their subsidiaries has outstanding, and at the Closing Date and the Additional Closing Date, as the case may be, will have outstanding, any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock or any such warrants or convertible securities or obligations other than equity awards granted pursuant to the Company’s 2020 Long Term Incentive Plan, OP Units and Subsidiary OP Units. No holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

(y) The Shares have been, or prior to the Closing Date will be, approved for listing on the NYSE.

(z) The Company is in material compliance with the rules of the NYSE, including, without limitation, the requirements for continued listing of the Common Stock and Series A Preferred Stock on the NYSE, and there are no actions, suits or proceedings pending or, to the knowledge of the Company and the Operating Partnership, threatened or contemplated, and the Company has not received any notice from the NYSE regarding the revocation of such listing or otherwise regarding the delisting of shares of Common Stock and Series A Preferred Stock.

(aa) KPMG LLP, who has certified the financial statements of the Company included in the Registration Statement, the Time of Sale Information and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) (the “PCAOB”).

(bb) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, since the date of the most recent audited financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (i) neither the Company, the Operating Partnership nor any of their subsidiaries has incurred any liabilities or obligations, indirect, direct or contingent, or entered into any transaction, in each case that is material to the Company and its subsidiaries, taken as a whole, that is not in the ordinary course of business; (ii) neither the Company, the Operating Partnership nor any of their subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) except for the regular quarterly dividends on the Common Stock and Preferred Stock in amounts per share that are consistent with past practice, neither the Company, the Operating Partnership nor any of their subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations, (iv) there has not been any change in the authorized or outstanding capital stock of the Company or the Operating Partnership or any material change in the indebtedness of the Company or the Operating Partnership (other than in the ordinary course of business) and (v) there has not been any change, or any development or event involving a prospective change that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) All offers and sales of the Company’s capital stock and other debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Securities Act and all other applicable state and federal laws or regulations.

(dd) Other than excepted activity pursuant to Regulation M under the Exchange Act, neither the Company nor the Operating Partnership has taken, and neither will take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Securities Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Shares or for any other purpose.

(ee) The Company, the Operating Partnership and each of their subsidiaries have filed, or are within legal extension periods with respect to, all tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), which filed returns are complete and correct in all material respects, and none of the Company, the Operating Partnership or any of their subsidiaries is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, all tax deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date and the Additional Closing Date, as the case may be, all stock transfer and other taxes that are required to be paid in connection with the sale of the Shares to be sold by the Company to the Underwriters will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

(ff) Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 under the Securities Act) or any officer, director or security holder of the Company or the Operating Partnership (whether or not an affiliate) that are required by the Securities Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, borrowers, customers or suppliers of the Company or any of its subsidiaries on the other hand that is required by the Securities Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(gg) Neither the Company nor the Operating Partnership is, or, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus, will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(hh) Each of the Company, the Operating Partnership and their subsidiaries has good and valid title to all property (real and personal) described in the Registration Statement, the Time of Sale Information and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Registration Statement, the Time of Sale Information and the Prospectus or (ii) such as would not, individually or in the aggregate, be materially burdensome to the use of the property or the conduct of the business of the Company and the Operating Partnership or reasonably be expected to have a Material Adverse Effect. All property (real and personal) held under lease by the Company, the Operating Partnership and their subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as would not, individually or in the aggregate, be materially burdensome to the use of the property or the conduct of the business of the Company and the Operating Partnership or reasonably be expected to have a Material Adverse Effect.

(ii) Each of the Company, the Operating Partnership and their subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to have obtained any such permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company, the Operating Partnership and their subsidiaries has operated and is operating its business in material compliance with and not in material violation of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, except when the revocation, termination or impairment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj) The financial statements of the Company, together with the related notes thereto, set forth in the Registration Statement, Time of Sale Information and the Prospectus present fairly in all material respects the financial condition of the Company as of the dates indicated and such financial statements and related notes thereto have been prepared in conformity with United States generally accepted accounting principles and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus is accurately presented. There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not disclosed in the Registration Statement, the Time of Sale Information and the Prospectus. All disclosures contained in the Registration Statement, Time of Sale Information and the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act, to the extent applicable, and present fairly in the information shown therein and the Company’s basis for using such measures. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, if any, fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(kk) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weakness or significant deficiency in the Company’s internal control over financial reporting (whether or not remediated), it being understood that the Company is not required as of the date hereof to comply with the auditor attestation requirements under Section 404 of the Sarbanes-Oxley Act of 2002 and all rules and regulations of the Commission promulgated thereunder (the “Sarbanes-Oxley Act”). Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there have been no material changes in internal control over financial reporting or in other factors that could materially affect internal control over financial reporting.

(ll) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurances that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(mm) The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission of which the Company is required to comply, and the statements contained in each such certification were complete and correct as of the date of their execution. The Company and its subsidiaries are, and the Company has taken all necessary actions to ensure that the Company’s directors and officers in their capacities as such are, each in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(nn) Neither the Company, the Operating Partnership nor any of their subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company, any officer of the Manager, the Operating Partnership or any of their subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “Foreign Corrupt Practices Act”), and the rules and regulations thereunder or any similar anti-corruption law (collectively, “Anti-Corruption Laws”), including, without limitation, taking any action in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Corruption Laws; and the Company, the Operating Partnership and their subsidiaries and, to the knowledge of the Company and the Operating Partnership, its affiliates have conducted their businesses in compliance in all material respects with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith.

(oo) Neither the Company, the Operating Partnership nor any of their subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company and the Operating Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC (a “Sanctioned Person”). In addition, none of the Company, the Operating Partnership, any of the their subsidiaries, or any director, officer, employee, agent or affiliate of the Company, the Operating Partnership or any of their subsidiaries, is an individual or entity currently the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of comprehensive Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, Crimea and Venezuela (each, a “Sanctioned Country”). The Company will not, directly or indirectly, use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is a Sanctioned Person or Sanctioned Country, in each case, in any manner that will result in a violation by any person (including any person participating in the transaction, whether as Underwriter, advisor, investor or otherwise) of Sanctions. Since its inception, neither the Company nor any of its subsidiaries have knowingly engaged in, or are now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Country.

(pp) The operations of the Company, the Operating Partnership and their subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act of 2001, as amended, or the money laundering statutes of all jurisdictions where the Company conducts business (the “Anti-Money Laundering Laws”), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

(qq) The Company, prior to the date hereof, has not made any offer or sale of securities, which could be “integrated” for purposes of the Securities Act with the offer and sale of the Shares pursuant to the Registration Statement and the Prospectus.

(rr) No labor problem or dispute with the employees of the Company, the Operating Partnership or any of their subsidiaries exists, or, to the knowledge of the Company and the Operating Partnership, is threatened or imminent, except for such problems or disputes which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Operating Partnership are not aware that any key employee or significant group of employees of the Company, the Operating Partnership or any of their subsidiaries plans to terminate employment with the Company, the Operating Partnership or any of their subsidiaries. Neither the Company, the Operating Partnership nor any of their subsidiaries has engaged in any unfair labor practice, and except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company, the Operating Partnership or any of their subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the knowledge of the Company and the Operating Partnership, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company and the Operating Partnership, threatened against the Company, the Operating Partnership or any of their subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company, the Operating Partnership or any of their subsidiaries and (ii) to the knowledge of the Company and the Operating Partnership, (A) no union organizing activities are currently taking place concerning the employees of the Company, the Operating Partnership or any of their subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company, the Operating Partnership or any of their subsidiaries.

(ss) Except as otherwise disclosed in the Time of Sale Information, the Company, the Operating Partnership and their subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permits, except where such noncompliance with Environmental Laws, failure to receive required permits or failure to comply with the terms and conditions of such permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company, the Operating Partnership nor any of their subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. Neither the Company, the Operating Partnership nor any of their subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Time of Sale Information, there are no pending or, to the knowledge of the Company or the Operating Partnership, threatened costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for investigation, clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(tt) The Company has directors’ and officers’ insurance, which insurance is in amounts and insures against such losses and risks as are prudent and customary to protect the Company’s directors and officers; and the Company has no reason to believe that it will not be able to renew its existing directors’ and officers’ insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. Other than directors’ and officers’ insurance, the Company has no other insurance policies.

(uu) Each of the Company, the Operating Partnership and their subsidiaries owns or has the valid right, title and interest in and to, or has valid licenses to use, each material trade name, trade and service marks, trade and service mark registrations, patent, patent applications copyright, licenses, inventions, technology, know-how, approval, trade secret and other similar rights (collectively “Intellectual Property”) necessary for the conduct of the business of the Company, the Operating Partnership or their subsidiaries as now conducted or as proposed in the Prospectus to be conducted, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Operating Partnership have created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain such licenses or rights to use any such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no claim pending against the Company, the Operating Partnership or their subsidiaries with respect to any Intellectual Property and the Company, the Operating Partnership and their subsidiaries have not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party. None of the Company, the Operating Partnership or any of their subsidiaries has become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party. (vv)To the Company’s knowledge, there are no affiliations or associations between (i) any participating member of FINRA and (ii) the Company or any of the Company’s officers, directors, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(vv) The Company has procured Lock-Up Agreements, in the form of Exhibit A attached hereto, from each of the individuals set forth on Schedule III hereto.

(ww) Except as would not reasonably be expected to have a Material Adverse Effect, (A) the Company, the Operating Partnership and their subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company, the Operating Partnership and their subsidiaries are in compliance in all material respects with ERISA and all other applicable state and federal laws; (B) no “reportable event” (as defined in 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Operating Partnership and their subsidiaries; (C) no “employee benefit plan” established or maintained by the Company, the Operating Partnership and their subsidiaries, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA); (D) neither the Company, the Operating Partnership nor their subsidiaries has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code; and (E) each “employee benefit plan” established or maintained by the Company, the Operating Partnership and their subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(xx) The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(yy) Neither the Company, the Operating Partnership nor any of their subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, the Operating Partnership or any of their subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(zz) The statements included in the Registration Statement, the Time of Sale Information and the Prospectus under the headings “Our Management Agreement,” “Description of Capital Stock,” “Certain Provisions of Maryland Law and Our Charter and Bylaws,” “Material U.S. Federal Income Tax Considerations,” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(aaa) Nothing has come to the attention of the Company or the Operating Partnership that has caused the Company or the Operating Partnership to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(bbb) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ccc) Commencing with its taxable year ended December 31, 2020, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its planned method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and method of operation set forth in the Registration Statement, the Prospectus and the Time of Sale Information are true, complete and correct in all material respects.

(ddd) Except as disclosed in the Registration Statement and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor the Operating Partnership is a party to or otherwise bound by any instrument or agreements that limits or prohibits (whether with or without the giving of notice or the passage of time or both), directly or indirectly, the Company or the Operating Partnership from paying any dividends or making other distributions on its capital stock or membership interests.

(eee) No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except under the Loan and Security Agreement, dated as of July 12, 2019, by and between NexPoint WLIF I Borrower, LLC, NexPoint WLIF II Borrower, LLC and NexPoint WFIL III Borrower, LLC, as borrower, and Federal Home Loan Mortgage Corporation as lender, under the Loan and Security Agreement, dated as of October 20, 2020, by and between NREF Mezz I Borrower, LLC, as borrower, and Home Loan Mortgagee Corporation, as lender or as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(fff) To the Company’s knowledge, all of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, correct and complete.

(ggg) Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company does not (i) have any material lending or other relationship with any Underwriter or any affiliate of any Underwriter or (ii) intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any Underwriter or any affiliate of any Underwriter.

(hhh) Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(iii) Except for the 7.50% Senior Unsecured Notes due 2025 of the Operating Partnership, which the Company guaranteed on a direct, unsecured and unsubordinated basis, and the 5.75% Senior Notes due 2026, there are (and prior to the Closing Date, will be) no debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act.

(jjj) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably believed by the Company to be adequate in all material respects for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with the business of the Company and its subsidiaries as currently conducted, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, except for such failures as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except for such failures as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

(kkk) Other than as disclosed in the Registration Statement and the Prospectus, no person has the right to require the Company, the Operating Partnership or any of their subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares that have not been satisfied or heretofore waived in writing.

(lll) The Company has not offered, or caused the Underwriters or their affiliates to offer, Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products.

Any certificate signed by any officer or any authorized representative of the Company or the Operating Partnership and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Underwriters as to the matters covered thereby as of the date or dates indicated on such certificate.

8. Representations and Warranties of the Manager. The Manager hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a) The information regarding the Manager, set forth under the headings “Our Manager,” “Our Management Agreement,” and “Certain Relationships and Related Transactions and Director Independence” in the Registration Statement, the Time of Sale Information and the Prospectus (collectively, the “Manager Disclosures”) is true and correct in all material respects.

(b) The Manager has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and to enter into and perform its obligations under this Agreement and the Amended Management Agreement; and the Manager is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) This Agreement has been duly authorized, executed and delivered by the Manager.

(d) The Amended Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and the discretion of the court before which any proceeding may be brought.

(e) The limited partnership interests of the Manager are owned by NexPoint Advisors, L.P., free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(f) The Manager is not (i) in violation of its organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreements to which it is bound, or which any of its property or assets is subject, except, in the case of (ii) above, for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the Time of Sale Information and the Prospectus and compliance by the Manager with its obligations hereunder and thereunder have been duly authorized by all necessary limited partnership action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to any agreement to which it is bound or to which any of its property or assets is subject (except for such conflicts, breaches, defaults or Debt Repayment Triggering Event or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the limited partnership agreement or other organizational documents of the Manager or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its assets, properties or operations.

(g) Except as disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, (i) there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against or affecting the Manager that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Manager of its obligations hereunder; and (ii) the aggregate of all pending legal or governmental proceedings to which the Manager is a party or of which any of its property or assets is the subject, including ordinary routine litigation incidental to the business, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(h) Neither the Manager nor any partner, officer, or employee of the Manager nor, to the knowledge of the Manager, any agent, affiliate or other person associated with or acting on behalf of the Manager has taken any action directly or indirectly that would result in a violation of the Anti-Corruption Laws. The Manager has instituted, maintains and enforces, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with the Anti-Corruption Laws.

(i) The operations of the Manager are and have been conducted at all times in compliance with applicable Anti-Money Laundering Laws.

(j) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder, in connection with the offering or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or state securities laws or as are described in the Registration Statement, the Time of Sale Information or the Prospectus.

(k) The Manager has not been notified that any executive officer of the Company or the Manager plans to terminate his, her or their employment with his, her or their current employer. Neither the Manager nor, to the knowledge of the Company, any executive officer or key employee of the Company or the Manager, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement, the Time of Sale Information and the Prospectus, unless a waiver in writing has been obtained.

(l) The Manager operates a system of internal controls sufficient to provide reasonable assurance that (A) transactions that may be effectuated by it on behalf of the Company or the Operating Partnership pursuant to its duties set forth in the Amended Management Agreement will be executed in accordance with management’s general or specific authorization and (B) access to the Company’s or the Operating Partnership’s assets is permitted only in accordance with management’s general or specific authorization.

(m) The duties of the Manager set forth in the Amended Management Agreement and disclosed in the Registration Statement, the Time of Sale Information and the Prospectus are not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder.

(n) The Manager has not taken, and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Securities Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Shares or for any other purpose.

Any certificate signed by any officer or any authorized representative of the Manager and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Manager to the Underwriters as to the matters covered thereby as of the date or dates indicated on such certificate.

9. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Manager’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement as originally filed and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of the Preliminary Prospectus to the Underwriters and dealers;  (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Time of Sale Information, the Blue Sky memoranda, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii)  all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith in an amount not to exceed $10,000 in the aggregate; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters’ counsel relating thereto in an amount not to exceed $10,000 in the aggregate; (v) the fees and expenses associated with listing the Shares on the NYSE; (vi) the cost of preparing stock certificates, if any; (vii) the costs and charges of any transfer agent or registrar; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters or their affiliates; (ix) all other fees, costs and expenses referred to in Item 14 of the Registration Statement; and (x) the transportation and lodging expenses of management of the Company in connection with the “roadshow” for the offering contemplated hereby. Except as provided in this Section 9 and in Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5(d) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5(d).

10. Indemnification and Contribution. Subject to the limitations in this paragraph below, the Company and the Operating Partnership jointly and severally agree to indemnify and hold harmless the Representative and each other Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, the Prospectus or in any amendment or supplement thereto, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, (iii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by 9:00 a.m., New York City time, on the first business day after the date of this Agreement or (v) related to, or arising out of or in connection with, the offering of the Reserved Securities, except with respect to (i), (ii) or (iii) to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives, expressly for use in connection therewith, which information is specified in Section 15 hereof. This indemnification shall be in addition to any liability that the Company or the Operating Partnership may otherwise have.

If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought jointly or severally against the Company and the Operating Partnership, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party or parties shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Company or the Operating Partnership, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the Company and the Operating Partnership shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first paragraph of this Section 10.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Operating Partnership, their respective directors and their respective officers who sign the Registration Statement and any person who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company and the Operating Partnership to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or the Preliminary Prospectus, or any amendment or supplement thereto, which is specified in Section 15. If any action or claim shall be brought or asserted against the Company or the Operating Partnership, any of their respective directors, any of their respective officers or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or the Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company and the Operating Partnership by the immediately preceding paragraph (except that if the Company and the Operating Partnership shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company and the Operating Partnership, their respective directors, their respective officers and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

In any event, (i) the Company or the Operating Partnership will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Representative or any person who controls the Representative within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding and (ii) the Underwriters will not, without the prior written consent of the Company or the Operating Partnership, as the case may be, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Company or the Operating Partnership, as the case may be, from all liability arising out of such claim, action, suit or proceeding.

If the indemnification provided for in this Section 10 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand, and the Underwriters on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company and the Operating Partnership on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company and the Operating Partnership on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company and the Operating Partnership or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Operating Partnership on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership on the one hand, or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 2 hereof) and not joint.

Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 10 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 10 and the representations and warranties of the Company and the Operating Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company and the Operating Partnership and their respective directors, their respective officers or any person controlling the Company and the Operating Partnership, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, the Operating Partnership, their respective directors, their respective officers or any person controlling the Company or the Operating Partnership, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 10.

11. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

(a) The Prospectus, including any supplement thereto, and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) No event or condition of a type described in Section 14(iii) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

(c) You shall have received on the Closing Date (and the Additional Closing Date, if any) the opinion of (1) Winston & Strawn LLP, counsel to the Company, substantially to the effect set forth in Schedule IV-1 hereto, (2) Ballard Spahr LLP, Maryland corporate counsel to the Company, substantially to the effect set forth in Schedule IV-2 hereto.

(d) You shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of Hunton Andrews Kurth LLP, as counsel for the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be, with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e) You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from the firm of KPMG LLP, independent certified public accountants, provided that such letters shall have a “cut off” date of no more than three business days prior to such Closing Date or Additional Closing Date, respectively.

(f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company or the Operating Partnership, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company or the Operating Partnership, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, as the case may be; (iv) the Prospectus, including any supplement thereto, and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and the Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8)); and (v) all of the representations and warranties of the Company, the Operating Partnership and the Manager contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date, from the Company and the Manager and signed by the president and the chief financial officer or executive vice president of each (or such other officers as are acceptable to you) and from the Operating Partnership and signed by the president and chief financial officer or executive vice president of the Operating Partnership (or such other officers as are acceptable to you), to the effect set forth in Section 11(b) and Section 11(f) hereof.

(g) The Company shall not have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

(h) The Company, Operating Partnership and the Manager shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(i) At or prior to the Closing Date, you shall have received the written commitment Lock-Up Agreements from each of the individuals set forth on Schedule III hereto.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 11, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 11 shall be dated as of the Additional Closing Date and the opinions and letters called for by paragraphs (c), (d) and (e) shall be revised to reflect the sale of Additional Shares.

If any of the conditions hereinabove provided for in this Section 11 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

12. Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

13. Defaulting Underwriters. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares that it has or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in an agreement among Underwriters, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to the Representative and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Operating Partnership. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Information, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

14. Termination of Agreement. This Agreement shall be subject to termination in the Representative’s absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in the Representative’s sole judgment, (i) trading of any securities of the Company shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority,(iii) there has been since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Effect, in each case the effect of which is such as to make it, in the Representative’s judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iv) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by email or telephone and shall be subsequently confirmed by letter.

15. Information Furnished by the Underwriters. Each of the Company and the Operating Partnership acknowledges that (i) the paragraph on the cover page regarding the delivery of the Shares, (ii) the list of Underwriters and their respective participation in the sale of the Shares under the caption “Underwriting,” (iii) the sentences related to concessions and reallowances under the caption “Underwriting—Underwriting Discounts and Expenses,” and (iv) the paragraphs under the caption “Underwriting—Price Stabilization, Short Positions and Penalty Bids” in the most recent Preliminary Prospectus and the Prospectus constitute the only information furnished by or on behalf of the Underwriters through the Representative or on their behalf as such information is referred to in Sections 7 and 10 hereof.

16. Miscellaneous. Except as otherwise provided in Sections 5 and 14 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered:

(i)	to the Company or the Operating Partnership:

NexPoint Real Estate Finance, Inc.

2515 McKinney Avenue, Suite 1100

Dallas, TX 75201

Attention: Brian Mitts

with a copy to:

Winston & Strawn LLP

2121 North Pearl Street, Suite 900

Dallas, TX 75201

Attention: Charles T. Haag and Justin S. Reinus

(ii)	to the Manager:

NexPoint Real Estate Advisors VII, L.P.

2515 McKinney Avenue, Suite 1100

Dallas, TX 75201

Attention: Brian Mitts

with a copy to:

Winston & Strawn LLP

2121 North Pearl Street, Suite 900

Dallas, TX 75201

Attention: Charles T. Haag and Justin S. Reinus

(iii)	to the Underwriters:

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: General Counsel

with a copy to:

Hunton Andrews Kurth LLP

2200 Pennsylvania Avenue, NW

Washington, DC 20037

Attention: Robert K. Smith and James V. Davidson

This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and the Operating Partnership and their respective directors and officers.

17. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company, the Operating Partnership, the Manager and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

18. No Fiduciary Duty. The Company and the Operating Partnership acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or the Operating Partnership or any other person, (ii) the Underwriters owe the Company and the Operating Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Operating Partnership. The Company and the Operating Partnership waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

19. Research Analyst Independence. The Company and the Operating Partnership acknowledge that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Operating Partnership hereby waive and release, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company and the Operating Partnership by any Underwriter’s investment banking division. The Company and the Operating Partnership acknowledge that each of the Underwriters is a full-service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

[Signature page follows.]

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Operating Partnership, the Manager and the several Underwriters.

Very truly yours,

NEXPOINT REAL ESTATE FINANCE, INC.

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer

NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P.

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer

NEXPOINT REAL ESTATE ADVISORS VII, L.P.

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer

CONFIRMED as of the date first above mentioned, on behalf of the Representative and the other several Underwriters named in Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Joszi Popper
Authorized Representative

SCHEDULE I

Name	Number of Firm Shares
Raymond James & Associates, Inc.	1,100,000
Keefe, Bruyette & Woods, Inc.	600,000
Robert W. Baird & Co. Incorporated	300,000

Total:	2,000,000

SCHEDULE II-1

Issuer Free Writing Prospectus

None.

SCHEDULE II-2

Pricing Information

Number of Firm Shares: 2,000,000

Number of Additional Shares: 300,000

Public Offering Price per Share: 21.00

SCHEDULE III

Persons Subject to Lock-up

James Dondero

Brian Mitts

Edward Constantino

Scott Kavanaugh

Arthur Laffer

Catherine Wood

Matt McGraner

Matthew Goetz

NexPoint Advisors, L.P.

Highland Capital Management Fund Advisors, L.P.

SCHEDULE IV-1

[FORM OF OPINION OF WINSTON & STRAWN LLP]

SCHEDULE IV-2

[FORM OF OPINION OF BALLARD SPAHR LLP]

EXHIBIT A

Form of Lock-up Agreement

August ___, 2021

NexPoint Real Estate Finance, Inc.
2515 McKinney Avenue, Suite 1100
Dallas, Texas 75201

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Re:         NexPoint Real Estate Finance, Inc. (the “Company”) - Restriction on Stock Sales

Dear Sirs:

This letter is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by the Company, as issuer, NexPoint Real Estate Advisors VII, L.P. (the “Manager”), and NexPoint Real Estate Finance Operating Partnership, L.P., (the “Operating Partnership”) and Raymond James & Associates, Inc. as the representative (the “Representative”) of certain underwriters (the “Underwriters”) to be named therein. Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering (the “Offering”) of Common Stock, par value $0.01 per share, of the Company (the “Shares”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, or an owner of stock, options, warrants or other securities of the Company (the “Company Securities”), that the Company complete the proposed Offering.

The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Company Securities, or any securities convertible into or exercisable or exchangeable for or repayable with, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Shares”), pursuant to the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended, for a period commencing on the date hereof and ending 60 days after the date of the Company’s Prospectus first filed pursuant to Rule 424(b) under the Act, inclusive (the “Lock-Up Period”), without the prior written consent of the Representative; provided, however, that this provision shall not restrict any (x) open-end registered investment company from engaging in any transaction with respect to Company Securities or (y) closed-end fund conducting periodic repurchases as required under Rule 23c-3 of the Investment Company Act of 1940, as amended, with respect to Company Securities; or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Shares or other securities of the Company held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, including under the Registration Statement, during the Lock-Up Period. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to (i) the Company Securities being offered in the prospectus included in the Registration Statement, (ii) any vesting, settlement and tax withholding of equity-based awards outstanding on the date hereof and the Common Stock issued in connection with such vesting, settlement and tax withholding under the Company’s equity incentive plan or any other plan or agreement described in the Registration Statement, Time of Sale Information and the Prospectus, (iii) the entering into a written trading plan designed to comply with Rule 10b5-1 of the Exchange Act, provided that no sales are made pursuant to such trading plan during the Lock-Up Period, provided that no filing or public announcement by any party under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such trading plan, (iv) if the undersigned is an individual, transfers as a bona fide gift or gifts, (v) if the undersigned is an individual, transfers to a family member, trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or his or her “immediate family” members as defined in Rule 16a-1 under the Exchange Act, (vi) transfers by testate or intestate succession, (vii) if the undersigned is a partnership, limited liability company, a corporation or trust, transfers to its limited partners, members, stockholders or beneficiaries as part of a distribution, or to any corporation, partnership or other entity that is its affiliate, (viii) to the extent applicable, if the undersigned is an individual, transfers to the undersigned’s employer, if required by the terms of such individual’s employment, (ix) transfers for bona fide tax planning purposes, (x) to the undersigned’s affiliates; (xi) if the undersigned is a corporation, partnership or other entity, transfers to a wholly owned subsidiary of such entity or (xii) any redemption pursuant to the provisions contained in the organizational documents of the Operating Partnership or the subsidiary partnerships, provided that any Company Securities after such redemption shall be deemed to be Lock-Up Shares subject to the restrictions set forth in this Agreement during the Lock-Up Period, provided further that in each transfer pursuant to clauses (iv)-(xi) the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing or public announcement by any party (donor, donee, transferor or transferee) under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, you will release the undersigned from the obligations under this letter agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,